UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) December 1, 2009

TARGA RESOURCES, INC.

(Exact name of registrant as specified in its charter)

Delaware		74-3117058
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

1000 Louisiana, Suite 4300

Houston, TX 77002

(Address of principal executive office and Zip Code)

(713) 584-1000

(Registrants’ telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

Amendment to Stockholders’ Agreement. On December 1, 2009, Targa Resources Investments Inc., a Delaware corporation (“Targa Investments”) and the parent of Targa Resources, Inc. (“Targa”), entered into the Fifth Amendment to Amended and Restated Stockholders’ Agreement (the “Amendment”) with its majority stockholders to reduce the size of the Board of Directors of Targa Investments from eight directors to seven directors in connection with the resignation of Mr. Joe B. Foster. The Amendment also increases the time within which Targa Investments may elect to purchase shares of its capital stock from directors, officers, employees and certain other stockholders.

This description of the Amendment is qualified in its entirety by reference to the Amendment, a copy of which is filed as Exhibit 10.1 to this Form 8-K and is incorporated in this Item 1.01 by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Resignation of Director. On December 1, 2009, Joe B. Foster resigned from the Board of Directors of each of Targa Investments and Targa. In connection with Mr. Foster’s resignation, the Boards of Targa Investments and Targa reduced the size of the Boards from eight directors to seven directors.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

Exhibit 10.1	Fifth Amendment to Amended and Restated Stockholders’ Agreement dated December 1, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TARGA RESOURCES, INC.

Dated: December 2, 2009	.	By:	/S/ JOHN R. SPARGER
John R. Sparger
Senior Vice President and Chief Accounting Officer

EXHIBIT INDEX

Exhibit Number	Description

Exhibit 10.1	Fifth Amendment to Amended and Restated Stockholders’ Agreement dated December 1, 2009.